EXHIBIT 21

Crown Holdings, Inc.
Exhibit 21 – Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

Crown Cork & Seal Company, Inc.	Pennsylvania
Crown Cork & Seal Company (PA) Inc.	Pennsylvania
Crown Consultants, Inc.	Pennsylvania
Nationwide Recyclers	Pennsylvania
Crown Cork & Seal Americas, Inc.	Pennsylvania
Crown Holdings (PA), LLC	Pennsylvania
Risdon - AMS (USA), Inc.	Delaware
Zeller Plastik, Inc.	Delaware
Crown Cork & Seal Technologies Corporation	Delaware
Crown Cork & Seal Company (USA), Inc.	Delaware
Crown Financial Management, Inc.	Delaware
Crown Overseas Investments Corporation	Delaware
Crown Beverage Packaging, Inc.	Delaware
Crown Cork de Puerto Rico, Inc.	Delaware
Crown Cork & Seal Receivables (DE) Corporation	Delaware
CCK Deutschland Investments LLC	Delaware
CCK Investments LLC	Delaware
CCK Mexican Investments LLC	Delaware
CCK UK Investments LLC	Delaware
Crown Canada Investments LLC	Delaware
Crown Cork & Seal Company, LLC	Delaware
Crown International Holdings, Inc.	Delaware
Crown New Delaware Holdings, Inc.	Delaware
Aluplata S.A	Argentina
Crown Cork de Argentina S.A	Argentina

Crown Holdings, Inc.
Exhibit 21 – Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

Crown Cork Company (Belgium) N.V	Belgium
Speciality Packaging Belgie NV	Belgium
Crown Brasil Holdings Ltd.	Brazil
Crown Cork Embalagens S.A	Brazil
Crown Cork Tampas Plasticas, S.A	Brazil
Crown Cork & Seal Canada Inc.	Canada
Risdon - AMS (Canada) Inc.	Canada
Beijing CarnaudMetalbox Co., Ltd.	China
Beijing Crown Can Co., Ltd.	China
Foshan Crown Can Company, Limited	China
Foshan Crown Easy-Opening Ends Co., Ltd.	China
Huizhou Crown Can Co., Ltd.	China
Shanghai Crown Packaging Co., Ltd.	China
Jiangmen Zeller Plastik, Ltd.	China
Crown Colombiana, S.A	Colombia
Crown Cork CentroAmericana S.A	Costa Rica
Crown Pakkaus OY	Finland
Astra Plastique	France
Crown European Holdings, S.A	France
CarnaudMetalbox Group Services	France
Crown Cork et Seal Finance S.A	France
Crown Cork Company (France) S.A	France
Crown Developpement SNC	France
Polyflex S.A	France
Societe de Participations CarnaudMetalbox	France

Crown Holdings, Inc.
Exhibit 21 – Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

Societe Francasie De Developpement De La Boite Boisson	France
Z. P. France	France
CarnaudMetalbox Deutschland GmbH	Germany
CarnaudMetalbox Nahrungsmitteldosen GmbH	Germany
Crown Bender (Germany) GmbH	Germany
Crown Cork & Seal Deutschland Holding GmbH	Germany
Zeller Plastik GmbH	Germany
Zuchner Gruss Metallverpackungen GmbH	Germany
Zuchner Verpackugen GmbH & Co	Germany
Zuchner Verschlusse GmbH	Germany
Hellas Can Packaging Manufacturers	Greece
CarnaudMetalbox Magyarorszag	Hungary
CarnaudMetalbox Ireland Ltd.	Ireland
CarnaudMetalbox Italia SRL	Italy
CMB Italcaps SRL	Italy
Crown Cork Company (Italy) S.P.A	Italy
FABA Sud Spa	Italy
Risdon SRL	Italy
Superbox Aerosols SRL	Italy
Superbox Contenitori per Bevande SRL	Italy
Zeller Plastik Italia SPA	Italy
Societe Malgache D'Emgallages Metalliques	Madagascar
CarnaudMetalbox Bevcan SDN BHD	Malaysia
Envases Generales Crown, S.A. DE C.V	Mexico
Carnaud Maroc	Morocco

Crown Holdings, Inc.
Exhibit 21 – Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CMB Plastique Maroc	Morocco
CarnaudMetalbox NV	The Netherlands
Crown Cork Company (Holland) B.V	The Netherlands
Crown Cork Mijdrecht B.V	The Netherlands
Crown Cork Netherlands Holding B.V	The Netherlands
Zeller Plastik Philippines, Inc.	Philippines
CarnaudMetalbox Gopak Sp. Zoo	Poland
CarnaudMetalbox Tworzyna Sztuczne SP Z.O.D	Poland
CarnaudMetalbox de Portugal	Portugal
Crown Cork & Seal de Portugal Embalagens S.A	Portugal
CarnaudMetalbox Asia Limited	Singapore
CarnaudMetalbox Packaging PTE Limited	Singapore
CarnaudMetalbox Slovakia Spol. S.R.O	Slovakia
CarnaudMetalbox Food South Africa (Pty) Ltd.	South Africa
Crown Cork de Espana, S.A .	Spain
Envases Metalicos Manlleu S.A	Spain
Ormis Embalajes Espana S.A	Spain
Crown Obrist AG	Switzerland
CarnaudMetalbox (Thailand) PLC	Thailand
CarnaudMetalbox Bevcan Limited	Thailand
Crown Cork & Seal Ambalaj Ve Ticaret A.S	Turkey
Emirates Can Company, Ltd. (Dubai, UAE)	United Arab Emirates
CarnaudMetalbox Bevcan PLC	United Kingdom
CarnaudMetalbox Closures PLC	United Kingdom
CarnaudMetalbox Engineering PLC	United Kingdom

Crown Holdings, Inc.
Exhibit 21 – Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CarnaudMetalbox Group UK Limited	United Kingdom
CarnaudMetalbox Overseas Limited	United Kingdom
CarnaudMetalbox PLC	United Kingdom
CMB Bottles and Closures	United Kingdom
Crown Cork & Seal Finance PLC	United Kingdom
Crown UK Holdings Ltd.	United Kingdom
Speciality Packaging (UK) PLC	United Kingdom
United Closures & Plastic PLC	United Kingdom
The Crown Cork Company Limited	United Kingdom
Crownway Insurance Company	Vermont
Crown Vinalimex Packaging, Ltd.	Vietnam
CarnaudMetalbox (Saigon) Limited	Vietnam

(1)	The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2)

In accordance with Regulation S-K, Item 601(b) (ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).